As filed with the Securities and Exchange Commission on August 29, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Pansoft Company Limited
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	7371	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3/f, Qilu Software Park Building Jinan Hi-tech Zone Jinan, Shandong, People’s Republic of China 250101	CT Corporation System 4701 Cox Road Suite 301 Glen Allen, Virginia 23060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Bradley A. Haneberg, Esq.
Anthony W. Basch, Esq.
Kaufman & Canoles
Three James Center, 1051 East Cary Street, 12th Floor
Richmond, Virginia 23219
(804) 771-5700 - telephone
(804) 771-5777 - facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-150922

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares	$1,200,000(2)	$47.16
__________________
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) and Rule 457(o) of the Securities Act of 1933.
(2)
The $1,200,000 of Common Shares being registered in this Registration Statement are in addition to the $7,200,000 of Common Shares registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-150922). The additional amount reflects an increase in the price per Common Share from $6.00 to $7.00.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-1, as amended (File No. 333-150922), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 29th day of August, 2008.

PANSOFT COMPANY LIMITED

By:  /s/ Hugh Wang
Name:   Hugh Wang
Title:     Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hugh Wang	Chairman and Director	August 29, 2008
Hugh Wang	(Principal Executive Officer)

/s/ Guoqiang Lin	Chief Executive Officer and Director	August 29, 2008
Guoqiang Lin

/s/ Allen Zhang	Vice President of Finance	August 29, 2008
Allen Zhang	(Principal Accounting Officer and
Principal Financial Officer)

*	Director	August 29, 2008
Samuel Shen

*	Director	August 29, 2008
Chong Chen

*	Director	August 29, 2008
Tony Luh

*    By: /s/ Hugh Wang
              Hugh Wang, attorney-in-fact
              August 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Harney Westwood & Riegels, British Virgin Islands Counsel
23.1	Consent of MSCM, LLP, independent auditors
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1*	Power of Attorney

_____________________
* Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150922), initially filed by the Registrant on May 14, 2008 and declared effective by the Securities and Exchange Commission on August 12, 2008.